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                                                                    EXHIBIT 11.1

                            SIGNIFICANT SUBSIDIARIES

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
                                                      COUNTRY OR STATE/
NAME OF SUBSIDIARY                                    PROVINCE OF INCORPORATION
------------------                                    -------------------------
724 Solutions Corp..................................  Delaware
724 Solutions International SRL.....................  Barbados
724 Solutions (UK) Limited..........................  United Kingdom
Ezlogin.com, Inc....................................  California
YRLess Internet Corporation.........................  Canada
Spyonit.com, Inc....................................  Delaware